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                                                                    EXHIBIT 5.01

                       [Letterhead of Fenwick & West LLP]

                                  March 1, 2001

Niku Corporation
305 Main Street
Redwood City, California 94063

Ladies and Gentlemen:


        At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by Niku Corporation, a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about March 1, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate 569,981 shares of the Company's Common Stock (the "SHARES") issued pursuant to the Second Amended and Restated Agreement and Plan of Reorganization entered into in connection with Niku's acquisition of bSource.com, Inc and the Agreement and Plan of Reorganization entered into in connection with Niku's acquisition of 600 Monkeys, Inc. The Shares may be sold on a delayed or continuous basis, as set forth in the Registration Statement and associated prospectuses and prospectus supplements, only by certain selling security holders named in the Registration Statement and the associated prospectuses and prospectus supplements (the "SELLING STOCKHOLDERS").

        In rendering this opinion, we have examined the following:

        (1) the Company's Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on March 3, 2000;

        (2) the Company's Amended and Restated Bylaws, amended as of March 6, 2000;

        (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession;

        (4) the Registration Statement, together with the exhibits filed as a part thereof;

        (5) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

        (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares will be, when issued, properly signed by authorized officers of the Company or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.


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        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

        In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Shares.

        The Company has informed us that the Selling Stockholders may offer and sell the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company's or the Selling Stockholder's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        Based upon the foregoing, it is our opinion that the Shares that may be offered and sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the offer and sale of the Shares and is not to be relied upon for any other purpose.


                                            Very truly yours,

                                            FENWICK & WEST LLP


                                            By:  /s/ Jeffrey Vetter
                                               ---------------------------------
                                                 Jeffrey Vetter, a partner